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                        SEQUA CORPORATION
                      MANAGEMENT INCENTIVE
                          BONUS PROGRAM
                       OPERATING DIVISIONS
                         (Revised 1995)








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                              INDEX



I.        General Outline

II.       Division Bonus Program

III.      Policies & Procedures

IV.       Exhibits





















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                        SEQUA CORPORATION

               MANAGEMENT INCENTIVE BONUS PROGRAM

                     FOR OPERATING DIVISIONS

                         GENERAL OUTLINE

The purpose of implementing Sequa Corporation's (the Company's) Management Incentive Bonus Program (MEBP) is to improve the Company's performance through the efforts of key executive and management personnel who are in positions to significantly contribute to operating results. In all instances below the Chairman Chief Executive Officer (CEO) will oversee the administration of the MIBP on behalf of Gas Turbine operations and the President Chief Operating Officer (COO) will oversee the administration of the MEBP on behalf of The Group operations.
The Vice President Human Resources (VPHR) will be responsible for coordination of administration on behalf of both the CEO and the COO.

For group/divisional operations specific financial and performance goals will be established in the beginning of the year for all MEBP participants.

The MIBP will provide substantial rewards for participants who accomplish or exceed targeted goals at the end of the year. The bonus pool from which bonuses will be paid to each participant will be calculated based upon a combination of (a) the overall financial performance of the division and (b) performance as determined by the CEO/COO as appropriate.

I.   MIBP PARTICIPANTS AND POTENTIAL PAYOUT LEVELS
     (Percentage of salary)
            Target
Minimum     Bonus Level   Maximum Bonus
Bonus       ( "Par"       Level (Outstanding
Level*      Performance)  Performance)

Participants               (85% Of Plan)      (Plan)  (115% of Plan)
Group/Division Presidents
Vice Presidents and
General Managers           25%                   50%             75%

A-Pool                     15%                   30%             45%

B-Pool                     Up to 8 weeks pay

* Assumes 85% Achievement of operating income and RONA targets and a minimum award for performance.

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II.  PARTICIPANT BONUS FORMULA

   Participant's total bonus will be calculated according to the following:

    80% - accomplishment of divisional financial goals.
    20% - performance.











































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                      GROUP/DIVISIONAL PLAN

               MANAGEMENT INCENTIVE BONUS PROGRAM


Participants

A.  Group/Division Presidents/Vice Presidents, General Managers.

B. A-Pool participants in accordance with the following guidelines.

   1. First level of management reporting directly to the business unit President/Vice President, General
          Manager.

   2. Certain first-level managers may be excluded if the reporting relationship is due to special circumstances.

   3. Certain second-level managers may be included if the responsibilities of their position warrant participation at the A-Pool level.

C. B-Pool participation shall consist of select managers and professional level employees who are in a position to influence financial goals through sustained performance.

   1.     There will be three categories in the B-Pool:

     B-I Individuals who have a strong influence on divisional financial and performance goals, but who are not eligible for the A-Pool.

     B-II Individuals with moderate impact on divisional financial and performance goals.

     B-III Individuals with some influence on divisional financial and performance goals.

D. Prior to March 15th of each year, the recommended list of participants are to be submitted by the Group/Division heads to the CEO/COO and VPHR for approval.

E. Any organizational changes during the year which impact on participation at the President/Vice President, General Manager or A-Pool level will be reviewed and approved by the CEO/COO and VPHR.





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II.  Group/Divisional Goals

   A  Financial goals:   80%

     1.   Each Group/Division President/Vice President, General
          Manager will be assigned financial goals by the CEO/COO for the following:

               Operating Profit
               Return on Net Assets (RONA), see EXHIBIT A - RONA calculation.

     2. Each financial goal will be based on the original approved Budget for the group/division.

   B.  Performance:            20%

     1. Performance goals will be determined by the CEO/COO through a dialogue between the CEO/COO and the business unit head(s) at the beginning of the plan year.

III. Bonuses

   A. In accord with the Policies and Procedures section of this Plan a pool of funds shall be calculated and established from which bonuses will be paid subject to the following:

     1. Amounts paid to participants shall not in the aggregate exceed the bonus pool, nor may unused bonus accruals be "carried over".

     2. No individual may receive more than the maximum award for his/her position.

     3.   The Bonus Pool for the Group/Division shall not exceed
          7.5 % of operating profit of the Group/Division before deduction for the accrued Bonus Pool.

     4. In those instances where the percentage cap impacts the value of the pool, the bonus recommendations will be calculated without regard to the cap and then reduced by a uniform percentage factor in order to comply with the cap set forth in 3 above. For example, if the total bonus pool without the cap would be $800,000 and with the cap it is $600,000 the uniform factor is 75%.






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                     POLICIES AND PROCEDURES

               MANAGEMENT INCENTIVE BONUS PROGRAM


I.  DETERMINATION OF ELIGIBLE PARTICIPANTS

   A. Prior to March 15th of each year, each Group/Division President/Vice President, General Manager shall prepare and submit a list of proposed plan participants. The list shall include the proposed participants' level of participation. This list win be reviewed and approved by the CEO/COO and the VPHR.


II.  TIME OF PARTICIPATION

   A. In order to participate in the MIBP, each participant must be in an eligible position at the end of the plan year.

   B. Any employee promoted or hired to a position included in the MIBP will be entitled to participate in the bonus program on a pro-rated basis.

   C.     The plan year is the Company fiscal year.

III. BONUS PLAN REVIEWS

   A. Every quarter, the CEO/COO will meet with each Group/Division President/Vice President, General
          Manager to review status of the assigned financial and performance goals.


IV.  DETERMINATION OF BONUS AWARDS

   A.     Following the close of the plan year, the Vice
          President, Controller will agree with each Group/Division President, Vice President, General
          Manager on the financial goal ratings for profit and RONA for their respective businesses. The Vice
          President, Controller will report his findings for each operating division to the CEO/COO.

     1. Based on these results, the CEO/COO will approve the financial goal ratings for each of the operating
          Group/Divisions.

   B. Performance goal ratings will be the measure determined by the CEO/COO of key performance criteria established through a dialogue between the CEO/COO and business unit head(s) during the course of the plan year.
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C.   The sum of the financial and performance ratings when
     multiplied by the below listed factors and all plan participant salaries creates the bonus pool which may in no event exceed the 7.5% operating profit cap. (See, III.3 above.)

(Sum of financial and performance ratings) x factors x participants salaries = Bonus Pool)

     These factors (as a percent of salary) are as follows:

Participant         Factor

Group/Division      Up to Par    From Par to Out-
President Vice      Performance  standing Performance
President, General
Manager             .5           .25

A-Pool              .3           .15

B-Pool
Level I                 Up to 8 weeks pay
Level II                Up to 4 weeks pay
Level III               Up to 2 weeks pay



               Once the pool has been established, proposed individual bonuses to A and B Pool participants shall be calculated by the Group/Division President/Vice President, General Manager. Actual proposed awards may vary based upon the judgment of the Group/Divisional President/Vice/President, General Manager with respect to the performance of each plan participant.

               EXHIBIT B - Bonus Plan Calculations - provides a series of sample calculations as a guide.

V.    AWARD APPROVAL PROCESS

     A.   Each Group/Division President/Vice President, General
          Manager will submit to the VPHR, the recommended bonus for each member of the plan.

     B. These recommendations will be accompanied by a summary sheet containing a detailed calculation of the available bonus pool including participant name, December 31 salary and level of participation.

     C.   The VPHR will submit all bonus recommendations to the
          CEO/COO who will coordinate approval with the Executive
          Management Committee.
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VI.     DIVISION PROFIT AND PLAN PAYOUT

          A. Notwithstanding anything contained in this plan to the contrary, if there is no operating profit for a given plan year, there will be no bonus paid,

VII.    FREQUENCY OF AWARDS

        Bonuses will be generated once every year during the month of February, for performance in the previous plan year.

VIII.   CONTINGENCIES BEYOND PARTICIPANT's CONTROL

        In those instances where significant events affect the accomplishment of goals and objectives for a participant, the CEO/COO may use his judgment in recommending to the Executive Committee the amount of bonus to be awarded. Examples of such events include: labor disputes, acquisitions, natural catastrophes.

IX.     FORFEITURE OF AWARD

        A plan participant will not be eligible for consideration for a bonus if:

        A. Participant is discharged for cause at anytime prior to the end of the plan year.

        B. Participant voluntarily resigned prior to the end of the plan year.

        Any exception to this Policy must be approved by the CEO/COO and VPHR.

X.      RETIREMENT, DISABILITY, NOT FOR CAUSE TERMINATION, OR
        DEATH DURING THE PLAN YEAR

        Any participant who retires, becomes permanently disabled, is terminated other than for cause, or dies during the plan year shall be reviewed individually to determine whether a bonus award is appropriate.

XI.     BUDGETING

        The budget shall include the cost for a "Par" Bonus for all participants in the Plan.

XII.    DISCLAIMER

        This plan shall neither create any right to a bonus payment or future participation therein for any employee, nor limit the right of Sequa Corporation to modify, amend or rescind this plan for any subsequent plan year. Nor shall it be construed as creating any right to employment.
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